                                EXHIBIT 23(D)(1)
                     FORM OF INVESTMENT ADVISORY AGREEMENT

               AMENDMENT TO INVESTMENT ADVISORY AGREEMENT BETWEEN

                              WRL SERIES FUND, INC.
                                       AND
                         WRL INVESTMENT MANAGEMENT, INC.


THIS AMENDMENT is made as of May 1, 2001 to the Investment Advisory Agreement dated January 1, 1997 between WRL Series Fund, Inc. and WRL Investment Management, Inc. In consideration of the mutual covenants contained herein, the parties agree as follows:

         1. FUND NAME. Any references to WRL Series Fund, Inc. (the "FUND") will now be revised to mean AEGON/Transamerica Series Fund, Inc. ("ATSF") in response to the name change of the Fund, effective May 1, 2001.

         2. INVESTMENT ADVISER CHANGE. Any references to WRL Investment Management, Inc. as the Investment Advisor to the Fund will now be revised to mean AEGON/Transamerica Fund Advisers, Inc. ("ATFA"), a Florida corporation, in response to the name change of the investment adviser of the Fund, effective May 1, 2001.

In all other respects, the Investment Advisory Agreement dated January 1, 1997 is confirmed and remains in full force and effect.


IN WITNESS WHEREOF, the parties have hereto have caused this amendment to be executed by their duly authorized signatories as of the date and year first above written.


ATTEST:                                   AEGON/TRANSAMERICA FUND ADVISERS, INC.



By: /s/ Gayle A. Morden                   By: /s/ John K. Carter
    Gayle A. Morden                           John K. Carter
    Assistant Vice President and              Vice President, General Counsel
    Assistant Secretary                       Compliance Officer and Secretary



ATTEST:                                   AEGON/TRANSAMERICA SERIES FUND, INC.



By: /s/ Gayle A. Morden                   By: /s/ John K. Carter
    Gayle A. Morden                           John K. Carter
    Assistant Vice President and              Vice President, General Counsel
    Assistant Secretary                       and Secretary

                              WRL SERIES FUND, INC.

                          INVESTMENT ADVISORY AGREEMENT


        This Agreement, entered into between WRL Series Fund, Inc., a Maryland corporation (referred to herein as the "Fund"), and WRL Investment Management, Inc., a Florida corporation (referred to herein as "WRL Management"), to provide certain investment advisory services with respect to the series of shares of common stock of the Fund.

        The Fund is registered as an open-end investment company under the Investment Company Act of 1940, as amended, (the "1940 Act") and consists of more than one series of shares (the "Portfolios"). In managing its Portfolios, the Fund wishes to have the benefit of the investment advisory services of WRL Management and its assistance in performing certain management functions. WRL Management desires to furnish such services to the Fund and to perform the functions assigned to it under this Agreement for the considerations provided. Schedule A lists the effective date and termination date of this Agreement for each Portfolio of the Fund. Accordingly, the parties have agreed as follows:

         1. Investment Advisory Services. In its capacity as investment adviser to the Fund, WRL Management shall have the following responsibilities:

                  (a) to furnish continuous advice and recommendations to the Fund as to the acquisition, holding or disposition of any or all of the securities or other assets which the Portfolios may own or contemplate acquiring from time to time;

                  (b) to cause its officers to attend meetings and furnish oral or written reports, as the Fund may reasonably require, in order to keep the Board of Directors and appropriate officers of the Fund fully informed as to the conditions of each investment portfolio of the Portfolios, the investment recommendations of WRL Management, and the investment considerations which have given rise to those recommendations;

                  (c) to supervise the purchase and sale of securities of the Portfolios as directed by the appropriate officers of the Fund; and

                  (d) to maintain all books and records required to be maintained by the Investment Adviser pursuant to the 1940 Act and the rules and regulations promulgated thereunder with respect to transactions on behalf of the Fund. In compliance with the requirements of Rule 31a-3 under the 1940 Act, WRL Management hereby agrees: (i) that all records that it maintains for the Fund are the property of the Fund, (ii) to preserve for the periods prescribed by Rule 31a-2 under the 1940 Act any records that it maintains for the Fund and that are required to be maintained by Rule 31a-1 under the 1940 Act and (iii) agrees to surrender promptly to the Fund any records that it maintains for the Fund upon request by the Fund; provided, however, WRL Management may retain copies of such records.

        WRL Management shall pay all expenses incurred in connection with the performance of its responsibilities under this Agreement. It is understood and agreed that WRL Management may, and intends to, enter into Sub-Advisory Agreements with duly registered investment advisers (the "Sub-Advisers") for each Portfolio, under which each Sub-Adviser will, under the supervision of WRL Management, furnish investment information and advice with respect to one or more Portfolios to assist WRL Management in carrying out its responsibilities under this Section 1. The compensation to be paid to each Sub-Adviser for such services and the other terms and conditions under which the services shall be rendered by the Sub-Adviser shall be set forth in the Sub-Advisory Agreement between WRL

Management and each Sub-Adviser; provided, however, that such Agreement shall be approved by the Board of Directors and by the holders of the outstanding voting securities of each Portfolio in accordance with the requirements of Section 15 of the 1940 Act, and shall otherwise be subject to, and contain such provisions as shall be required by the 1940 Act.

         2. Obligations of the Fund. The Fund shall have the following obligations under this Agreement:

                  (a) to keep WRL Management continuously and fully informed as to the composition of each Portfolio's investment securities and the nature of all of its assets and liabilities from time to time;

                  (b) to furnish WRL Management with a certified copy of any financial statement or report prepared for each Portfolio by certified or independent public accountants, and with copies of any financial statements or reports made to its shareholders or to any governmental body or securities exchange;

                  (c) to furnish WRL Management with any further materials or information which WRL Management may reasonably request to enable it to perform its functions under this Agreement; and

                  (d) to compensate WRL Management for its services in accordance with the provisions of Section 3 hereof.

         3. Compensation. For its services under this Agreement, WRL Management is entitled to receive from each Portfolio a monthly fee, payable on the last day of each month during which or part of which this Agreement is in effect, as set forth on Schedule A attached to this Agreement, as it may be amended from time to time in accordance with Section 11 below. For the month during which this Agreement becomes effective and the month during which it terminates, however, there shall be an appropriate pro-ration of the fee payable for such month based on the number of calendar days of such month during which this Agreement is effective.

         4. Expenses Paid by each Portfolio. Nothing in this Agreement shall be construed to impose upon WRL Management the obligation to incur, pay, or reimburse a Portfolio for any expenses. A Portfolio shall pay all of its expenses including, but not limited to:

                  (a) all costs and expenses, including legal and accounting fees, incurred in connection with the formation and organization of a Portfolio, including the preparation (and filing, when necessary) of the Portfolio's contracts, plans and documents; conducting meetings of organizers, directors and shareholders, and all other matters relating to the formation and organization of a Portfolio and the preparation for offering its shares. The organization of a Portfolio for all of the foregoing purposes will be considered completed upon effectiveness of the post-effective amendment to the Fund's registration statement to register the Portfolio under the Securities Act of 1933.

                  (b) all costs and expenses, including legal and accounting fees, filing fees and printing costs, in connection with the preparation and filing of the post-effective amendment to the Fund's registration statement to register the Portfolio under the Securities Act of 1933 and the 1940 Act (including all amendments thereto prior to the effectiveness of the registration statement under the Securities Act of
                  1933);

                  (c)      investment advisory fees;

                  (d) any compensation, fees, or reimbursements which the Fund pays to its Directors who are not interested persons (as that phrase is defined in Section 2(a)(19) of the 1940 Act) of the Fund or WRL Management;

                  (e) compensation of the Fund's custodian, administrator, registrar and dividend disbursing agent;

                  (f)      legal, accounting and printing expenses;

                  (g) other administrative, clerical, recordkeeping and bookkeeping expenses;

                  (h) pricing costs, including the daily calculation of net asset value;

                  (i)      auditing;

                  (j) insurance premiums, including Fidelity Bond Coverage, Error & Omissions Coverage and Directors and Officers Coverage, in accordance with the provisions of the 1940 Act and the rules thereunder;

                  (k) services for shareholders, including allocable telephone and personnel expenses;

                  (l) brokerage commissions and all other expenses in connection with execution of portfolio transactions, including interest:

                  (m) all federal, state and local taxes (including stamp, excise, income and franchise taxes) and the preparation and filing of all returns and reports in connection therewith;

                  (n) costs of certificates and the expenses of delivering such certificates to the purchasers of shares relating thereto;

                  (o)      expenses of local representation in Maryland;

                  (p) fees and/or expenses payable pursuant to any plan of distribution adopted with respect to the Fund in accordance with Section 12(b) of the 1940 Act and Rule 12b-1 thereunder;

                  (q) expenses of shareholders' meetings and of preparing, printing and distributing notices, proxy statements and reports to shareholders;

                  (r) expenses of preparing and filing reports with federal and state regulatory authorities;

                  (s) all costs and expenses, including fees and disbursements, of counsel and auditors, filing and renewal fees and printing costs in connection with the filing of any required amendments, supplements or renewals of registration statement, qualifications or prospectuses under the Securities Act of 1933 and the securities laws of any states or territories subsequent to the effectiveness of the initial registration statement under the Securities Act of 1933;

                  (t) all costs involved in preparing and printing prospectuses of the Fund;

                  (u)      extraordinary expenses; and

                  (v) all other expenses properly payable by the Fund or the Portfolios.

         5. Treatment of Investment Advice. With respect to the Portfolios, the Fund shall treat the investment advice and recommendations of WRL Management as being advisory only, and shall retain full control over its own investment policies. However, the Directors of the Fund may delegate to the appropriate officers of the Fund, or to a committee of Directors, the power to authorize purchases, sales or other actions affecting the Portfolios in the interim between meetings of the Directors, provided such action is consistent with the established investment policy of the Directors and is reported to the Directors at their next meeting.

         6. Brokerage Commissions. For purposes of this Agreement, brokerage commissions paid by each Portfolio upon the purchase or sale of its portfolio securities shall be considered a cost of securities of the Portfolio and shall be paid by the Portfolio. WRL Management is authorized and directed to place each Portfolio's securities transactions, or to delegate to the Sub-Adviser of that Portfolio the authority and direction to place the Portfolio's securities transactions, only with brokers and dealers who render satisfactory service in the execution of orders at the most favorable price and at reasonable commission rates (best price and execution); provided, however, that WRL Management or the Sub-Adviser, may pay a broker or dealer an amount of commission for effecting a securities transaction in excess of the amount of commission another broker or dealer would have charged for effecting that transaction, if WRL Management or the Sub-Adviser determines in good faith that such amount of commission was reasonable in relation to the value of the brokerage and research services provided by such broker or dealer viewed in terms of either that particular transaction or the overall responsibilities of WRL Management or the Sub-Adviser. WRL Management and the Sub-Adviser are also authorized to consider sales of individual and group life insurance policies and/or variable annuity contract issued by Western Reserve Life Assurance Co. of Ohio by a broker-dealer as a factor in selecting broker-dealers to execute the Portfolio's securities transactions, provided that in placing portfolio business with such broker-dealers, WRL Management and the Sub-Adviser shall seek the best execution of each transaction and all such brokerage placement shall be consistent with the Rules of Fair Practice of the National Association of Securities Dealers, Inc. Notwithstanding the foregoing, the Fund shall retain the right to direct the placement of all securities transactions of the Portfolios, and the Directors may establish policies or guidelines to be followed by WRL Management and the Sub-Advisers in placing securities transactions for each Portfolio pursuant to the foregoing provisions. WRL Management shall report on the placement of portfolio transactions each quarter to the Directors of the Fund.

         7. Limitation on Expenses of the Portfolios. If the insurance or securities laws, regulations or policies of any state in which shares of the Portfolios are qualified for sale limit the operation and management expenses (collectively referred to as "Normal Operating Expenses" and as described below), WRL Management will pay on behalf of the Portfolios the amount by which such expenses exceed the lowest of such state limitations (the "Expense Limitation"). Normal Operating Expenses include, but are not limited to, the fees of the Portfolios' investment adviser, the compensation of its custodian, registrar, auditors and legal counsel, printing expenses, expenses incurred in complying with all laws applicable to the sale of shares of the Portfolios and any compensation, fees, or reimbursement which the Portfolios pay to Directors of the Fund who are not interested persons (as that phrase is defined in Section 2(a)(19) of the 1940 Act) of WRL Management, but excluding all interest and all federal, state and local taxes (such as stamp, excise, income, franchise and similar taxes). If Normal Operating Expenses exceed in any year the Expense Limitation of the Fund, WRL Management shall pay for those excess expenses on behalf of the Portfolios in the year in which they are incurred. Expenses of the Portfolios shall be calculated and accrued monthly. If at the end of any month the accrued expenses of the Portfolios exceed a pro rata portion of the above-described Expense Limitation, based upon the average daily net asset value of the Portfolios from the beginning of the fiscal year through the end of the month for which calculation is made, the amount of such excess shall be paid by WRL Management on behalf of the Portfolios and such excess amounts shall continue to be paid until the end of a month when such accrued expenses are less than the pro rata portion of such Expense Limitation. Any necessary final adjusting payments, whether from WRL Management to the Portfolios or from the Portfolios to WRL Management, shall be made as soon as reasonably practicable after the end of the fiscal year.

         8. Termination. This Agreement may be terminated at any time, without penalty, by the Directors of the Fund or by the shareholders of each Portfolio acting by vote of at least a majority of its outstanding voting securities (as that phrase is defined in Section 2(a)(42) of the 1940 Act) provided in either case that 60 days' written notice of termination be given to WRL Management at its principal place of business. This Agreement may be terminated by WRL Management at any time by giving 60 days' written notice of termination to the Fund, addressed to its principal place of business.

         9. Assignment. This Agreement shall terminate automatically in the event of any assignment (as the term is defined in Section 2(a)(4) of the 1940 Act) of this Agreement.

         10. Term. This Agreement shall continue in effect, unless sooner terminated in accordance with its terms, as provided for each Portfolio on Schedule A, and shall continue in effect from year to year thereafter provided such continuance is specifically approved at least annually by the vote of a majority of the Directors of the Fund who are not parties hereto or interested persons (as that term is defined in Section 2(a)(19) of the 1940 Act) of any such party, cast in person at a meeting called for the purpose of voting on the approval of the terms of such renewal, and by either the Directors of the Fund or the affirmative vote of a majority of the outstanding voting securities of each Portfolio (as that phrase is defined in Section 2(a)(42) of the 1940 Act).

         11. Amendments. This Agreement may be amended only with the approval of the affirmative vote of a majority of the outstanding voting securities of each Portfolio (as that phrase is defined in Section 2(a)(42) of the 1940 Act) and the approval by the vote of a majority of Directors of the Fund who are not parties hereto or interested persons (as that phrase is defined in Section 2(a)(19) of the 1940 Act of 1940) of any such party, cast in person at a meeting called for the purpose of voting on the approval of such amendment, unless otherwise permitted in accordance with the 1940 Act.

         12. Prior Agreements. This Agreement constitutes the entire agreement between the parties hereto and supersedes in its entirety any and all previous agreements between the parties relative to the subject matter hereof.

        IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first above written.


ATTEST:                             WRL SERIES FUND, INC.



/s/ Priscilla R. Hechler            By: /s/ John R. Kenney
-----------------------                 -----------------------
Assistant Vice President               Chairman of the Board and President
and Assistant Secretary


ATTEST:                             WRL INVESTMENT MANAGEMENT, INC.



/s/ Priscilla R. Hechler            By:  /s/ John R. Kenney
-----------------------                 -----------------------
Assistant Vice President                President
and Assistant Secretary

                      AEGON/TRANSAMERICA SERIES FUND, INC.

                                    FORM OF
                         INVESTMENT ADVISORY AGREEMENT

                                   SCHEDULE A

                       EFFECTIVE AS OF: DECEMBER 2, 2002


                                                  PERCENTAGE OF AVERAGE DAILY NET       EFFECTIVE DATE/TERMINATION DATE
                   PORTFOLIO                                  ASSETS

                 Janus Growth                                  0.80%                            January 1, 1997/
                                                                                                 April 30, 2003
                  AEGON Bond                                   0.45%                            January 1, 1998/
                                                                                                 April 30, 2003
                 Janus Global                                  0.80%                            January 1, 1997/
                                                                                                 April 30, 2003
          Van Kampen Emerging Growth                           0.80%                            January 1, 1997/
                                                                                                 April 30, 2003
          LKCM Strategic Total Return                          0.80%                            January 1, 1997/
                                                                                                 April 30, 2003
            Alger Aggressive Growth                            0.80%                            January 1, 1997/
                                                                                                 April 30, 2003
           Federated Growth & Income                           0.75%                            January 1, 1997/
                                                                                                 April 30, 2003
          Transamerica Value Balanced                          0.75%                            January 1, 1997/
                                                                                                 April 30, 2003
             PBHG/NWQ Value Select                             0.80%                            January 1, 1997/
                                                                                                 April 30, 2003
              Third Avenue Value                               0.80%                            January 1, 1998/
                                                                                                 April 30, 2003
        Clarion Real Estate Securities                         0.80%                              May 1, 1998/
                                                                                                 April 30, 2003
                Salomon All Cap                   0.90% of the first $100 million                 May 1, 1999/
                                                   of average daily net assets;                  April 30, 2003
                                                    0.80% of average daily net
                                                     assets over $100 million
             Goldman Sachs Growth                 0.90% of the first $100 million                 May 1, 1999/
                                                   of average daily net assets;                  April 30, 2003
                                                    0.80% of average daily net
                                                     assets over $100 million
                 Munder Net50                                  0.90%                              May 1, 2001/
                                                                                                 April 30, 2003
         T. Rowe Price Dividend Growth            0.90% of the first $100 million                 May 1, 1999/
                                                   of average daily net assets;                  April 30, 2003
                                                    0.80% of average daily net
                                                     assets over $100 million

            T. Rowe Price Small Cap                            0.75%                              May 1, 1999/
                                                                                                 April 30, 2003
              PBHG Mid Cap Growth                 0.90% of the first $100 million                 May 1, 1999/
                                                   of average daily net assets;                  April 30, 2003
                                                    0.80% of average daily net
                                                     assets over $100 million
                GE U.S. Equity                                 0.80%                            January 1, 1997/
                                                                                                 April 30, 2003
                Dreyfus Mid Cap                   0.85% of the first $100 million                 May 1, 1999/
                                                   of average daily net assets;                  April 30, 2003
                                                    0.80% of average daily net
                                                     assets over $100 million
          Great Companies - America(sm)                        0.80%                              May 1, 2000/
                                                                                                 April 30, 2003
        Great Companies - Technology(sm)                       0.80%                              May 1, 2000/
                                                                                                 April 30, 2003
         Value Line Aggressive Growth                          0.80%                              May 1, 2000/
                                                                                                 April 30, 2003
             Gabelli Global Growth                1.00% of the first $500 million              September 1, 2000/
                                                   of average daily net assets;                  April 30, 2003
                                                    0.90% of average daily net
                                                  assets over $500 million up to
                                                 $1 billion; and 0.80% of average
                                                 daily net assets in excess of $1
                                                              billion
           Great Companies - Global(2)                         0.80%                           September 1, 2000/
                                                                                                 April 30, 2003
              LKCM Capital Growth                              0.80%                           December 1, 2000/
                                                                                                 April 30, 2003
        American Century International           1.00% of the first $50 million                  March 1, 2002/
                                                 of average daily net assets;                    April 30, 2004
                                                 0.95% of average daily net
                                                 assets over $50 million up to
                                                 $150 million; 0.90% of average
                                                 daily net assets over $150
                                                 million up to $500 million; and
                                                 0.85% of average daily net
                                                 assets in excess of $500 million.
               American Century                   0.90% of the first $100 million                 May 1, 2002/
                Income & Growth                    of average daily net assets;                  April 30, 2004
                                                    0.85% of average daily net
                                                  assets over $100 million up to
                                                    $250 million; and 0.80% of
                                                    average daily net assets in
                                                      excess of $250 million.

           BlackRock Large Cap Value                           0.80%                             July 16, 2001/
                                                                                                 April 30, 2003
           BlackRock Mid Cap Growth                            0.80%                             July 16, 2001/
                                                                                                 April 30, 2003
     BlackRock Global Science & Technology                     0.90%                             July 16, 2001/
                                                                                                 April 30, 2003
         Conservative Asset Allocation                         0.10%                              May 1, 2002/
                                                                                                 April 30, 2004
           Moderate Asset Allocation                           0.10%                              May 1, 2002/
                                                                                                 April 30, 2004
             Moderately Aggressive                             0.10%                              May 1, 2002/
               Asset Allocation                                                                  April 30, 2004
               Aggressive Asset                                0.10%                              May 1, 2002/
                  Allocation                                                                     April 30, 2004
                Janus Balanced                    0.90% of the first $500 million                 May 1, 2002/
                                                   of average daily net assets;                  April 30, 2004
                                                  0.85% of the next $500 million
                                                 of average daily net assets; and
                                                    0.80% of average daily net
                                                      assets over $1 billion
      Transamerica Convertible Securities         0.80% of the first $500 million                 May 1, 2002/
                                                   of average daily net assets;                  April 30, 2004
                                                    0.70% of average daily net
                                                 assets in excess of $500 million
              PIMCO Total Return                               0.70%                              May 1, 2002/
                                                                                                 April 30, 2004
              Transamerica Equity                              0.75%                              May 1, 2002/
                                                                                                 April 30, 2004
       Transamerica Growth Opportunities                       0.85%                              May 1, 2002/
                                                                                                 April 30, 2004
           Transamerica Money Market                           0.35%                              May 1, 2002/
                                                                                                 April 30, 2004
            Van Kampen Money Market                            0.50%                              May 1, 2002/
                                                                                                 April 30, 2004
  Van Kampen Active International Allocation                   0.90%                              May 1, 2002/
                                                                                                 April 30, 2004
            Capital Guardian Value                0.85% of the first $300 million                 May 1, 2002/
                                                   of average daily net assets;                  April 30, 2004
                                                   0.80% over $300 million up to
                                                    $500 million; and 0.775% of
                                                    average daily net assets in
                                                      excess of $500 million
                Jennison Growth                                0.85%                              May 1, 2002/
                                                                                                 April 30, 2004
            Dreyfus Small Cap Value                            0.80%                              May 1, 2002/
                                                                                                 April 30, 2004
          T. Rowe Price Equity Income                          0.80%                              May 1, 2002/
                                                                                                 April 30, 2004
          T. Rowe Price Growth Stock                           0.80%                              May 1, 2002/
                                                                                                 April 30, 2004
          J. P. Morgan Enhanced Index                          0.75%                              May 1, 2002/
                                                                                                 April 30, 2004
                Janus Growth II                                0.80%                              May 1, 2002/
                                                                                                 April 30, 2004

         Capital Guardian U.S. Equity             0.85% of the first $300 million                 May 1, 2002/
                                                   of average daily net assets;                  April 30, 2004
                                                    0.80% over $300 million up
                                                    to $500 million; and 0.775%
                                                    of average daily net assets
                                                     in excess of $500 million
           Capital Guardian Global                       1.05% of the first
                                                     $150 million May 1, 2002/
                                                        of average daily net
                                                   assets; April 30, 2004 1.00%
                                                   over $150 million up to $300
                                                   million; 0.95% over $300
                                                  million up to $500 million; and
                                                    0.925% of average daily net
                                                 assets in excess of $500 million
    Transamerica U.S. Government Securities                    0.65%                              May 1, 2002/
                                                                                                 April 30, 2004
                MFS High Yield                                0.775%                              May 1, 2002/
                                                                                                 April 30, 2004
          Van Kampen Asset Allocation                          0.75%                              May 1, 2002/
                                                                                                 April 30, 2004
           Protected Principal Stock              1.30% of the first $100 million                 May 1, 2002/
                                                   of average daily net assets;                  April 30, 2004
                                                    1.25% of average daily net
                                                     assets over $100 million.
              Select + Aggressive                              0.10%                           November 1, 2002/
                                                                                                 April 30, 2004
           Select + Growth & Income                            0.10%                           November 1, 2002/
                                                                                                 April 30, 2004
             Select + Conservative                             0.10%                           November 1, 2002/
                                                                                                 April 30, 2004